May 27, 2009

OPPENHEIMER QUEST BALANCED FUND

6803 South Tucson Way

Centennial, CO 80112

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF SUPPLEMENTAL PROXY MATERIALS FOR A Combined SPECIAL Meeting of Shareholders onJUNE 25, 2009

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The control number below will allow you to access proxy information online for all your investments connected with this

Special Shareholder Meeting.  To access your proxy please logon to:

     www.proxyonline.com

   YOUR CONTROL NUMBER IS:

          xxxxxxxxxxxx

Dear Shareholder,

You previously received a notice that a combined Special Meeting of Shareholders of the above-listed Oppenheimer Fund (the "Fund") was to be held at 6803 South Tucson Way, Centennial, Colorado, 80112, on May 21, 2009, at 1:00 p.m., Mountain Time, or at any adjournment thereof. This notice is to inform you of the availability of supplemental proxy materials in connection with the Meeting which has been adjourned until June 25, 2009 at 1:00 p.m., Mountain Time.

Shareholders of the Fund will be asked at the Meeting:

1.	To elect Trustees/Directors for the Fund.

3(a).     To approve an Amended and Restated Agreement and Declaration of Trust.

3(b).     (only if proposal 2 is not approved) To approve an amendment to the Fund’s combined Agreement and Declaration of Trust to permit the Trustees/Directors to establish the number of Trustee/Directors serving on the Board of Trustees/Directors.

The Board of Trustees/Directors of the Fund unanimously recommends that you vote FOR each proposal.

This communication presents only an overview of the more complete proxy materials available to you on the Internet at www.proxyonline.com.We encourage you to access and review all of the important information contained in the proxy materials before voting.

Please go to www.proxyonline.com and enter the control number found in the box above. Once you have logged in you can view/download the proxy statement, as supplemented, and proxy card, request a copy of the proxy materials via e-mail or the U.S. Post Office, and vote your shares. You may choose to vote via the internet, by touchtone phone, or print the ballot and mail it in.

Please read the proxy materials carefully and vote your shares. If you should have any questions about this Notice or the proxy materials, please call (800) 331-5908 Monday through Friday between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time.

Thank you in advance for your participation and for your investment.

By order of the Board of Trustees/Directors

If you would like to receive a paper or electronic copy of the proxy material,

please see the reverse side for instructions

SHAREHOLDER PRIVACY: To ensure your privacy there is no personal information required to view or request proxy materials and/or vote. The control number listed above is a unique identifier created for this proxy and this proxy only. It is not linked to your account number nor can it be used in any other manner other than this proxy.

REQUEST FOR PROXY MATERIALS

If you would like to receive a paper or electronic copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy using any of the options below. If you wish to receive a paper copy through the mail please make that request on or before June 15, 2009 to allow for timely delivery. If you request to receive an electronic copy please do so by June 22, 2009.

BY INTERNET

Go to www.proxyonline.com and enter the control number found in the box on the upper right hand corner of the reverse side.  Once you have logged in you may request a copy of the procy materials to be sent to your email address or to your home, your choice.

You may also elect to receive all future proxy materials from the Fund via the U.S. Post

Office or e-mail.

BY PHONE

You can request either an electronic copy or hardcopy of the proxy materials by calling toll-free (800) 331-5908 and reference the control number listed above.  Representatives are available Monday through Friday between the hours of 9:00 a.m. & 10:00 p.m. Eastern

Time.

BY E-MAIL

To request a copy of the proxy mterials, please send an e-mail with your control number in the subject line to the address noted below:

For a paper copy:                         mailproxy@proxyonline.com

For an electronic copy:                emailproxy@proxyonline.com

To elect to receive all future proxy materials via the referenced delivery method, please type "Permanent Request" in the body of the e-mail.

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LIMITED TERM NEW YORK MUNICIPAL FUND

OPPENHEIMER EQUITY INCOME FUND, INC.

OPPENHEIMER QUEST BALANCED FUND

OPPENHEIMER QUEST INTERNATIONAL VALUE FUND, INC.

OPPENHEIMER QUEST OPPORTUNITY VALUE FUND
OPPENHEIMER RISING DIVIDENDS FUND, INC.

OPPENHEIMER SMALL- & MID-CAP VALUE FUND

ROCHESTER FUND MUNICIPALS

6803 South Tucson Way
Centennial, Colorado 80112

Joint Special Meeting of Shareholders

Supplement Dated May 27, 2009 to the Combined Proxy Statement dated March 16, 2009 and the Proxy Statement for Oppenheimer Equity Income Fund dated April 10, 2009

May 21, 2009 Special Meeting Has Been Adjourned Until June 25, 2009, 1:00 p.m. Mountain Time

Dear Shareholder:

     The Oppenheimer funds listed above (each a “Fund”) previously mailed to each Fund's shareholders of record on February 24, 2009 (and March 25, 2009 for Equity Income Fund, Inc.) a Notice of Joint Special Meeting of Shareholders, dated March 16, 2009 (and April 10, 2009 for Equity Income Fund, Inc.) (collectively, the “Proxy Statement”), with respect to the Funds' combined Special Meeting held on May 21, 2009 (the “Meeting”). One of the proposals at the Meeting was to vote on the election of trustees/directors to serve on the Funds' Board ("Proposal 1").

     The bulleted information below supplements information contained in Proposal 1 in the Proxy Statement. (All capitalized terms have the same meaning as in the Proxy Statement).

In order to give shareholders time to review this supplemental information and consider their voting decision, the meeting has been adjourned until June 25, 2009, 1:00 p.m. Mountain Time. We have included a meeting notice (the "Meeting Notice") to provide you with the instructions required to review the original proxy statement and card and to vote again if you would like. If you do not wish to change your vote, you should do nothing.If you should have any questions in this regard, you can call 800-331-5908.

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Russell S. Reynolds, Jr. has withdrawn his nomination for election as a Trustee/Director to the Funds’ Proposed B oard. Because of the recent development of a potential consulting relationship between RSR Partners, of which Mr. Reynolds is Chairman and Managing Director and may be deemed to control, and OppenheimerFunds, Inc., the Fund's manager (the "Manager"), Mr. Reynolds might not be considered an Independent Trustee/Director of the Proposed Board, if elected, and he has withdrawn his candidacy. As a result, Mr. Reynolds is no longer a Nominee for Trustee/Director and will not serve as a Board member for the Funds. He remains an interested trustee or director of 54 other Oppenheimer funds.

The Current Board does not plan to substitute another person for Mr. Reynolds as a Nominee at the Meeting. If you have already voted your shares for the Nominees listed in the Proxy Statement, your votes will be cast as indicated with respect to all the Nominees except Mr. Reynolds. Votes received with respect to Mr. Reynolds will not be counted.

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Mary Ann Tynan is also a Nominee for election as an Independent Trustee to the Funds. On March 27, 2009, Ms. Ty nan was appointed by the Current Board to serve as a board member to Oppenheimer Quest Opportunity Value Fund, Oppenheimer Quest Balanced Fund, and Oppenheimer Small- and Mid-Cap Value Fund. Therefore, Ms. Tynan currently oversees those three Funds and oversees 57 Oppenheimer funds rather than 54 as stated in the Proxy Statement.

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Pending Litigation. During 2009, a number of complaints have been filed in federal courts against the Manager, the Distributor, Rochester Fund Municipals or certain other mutual funds ("Defendant Funds") advised by the Manager and distributed by the Distributor. Each of the complaints naming a Defendant Fund also names certain officers and trustees, including certain of the Proposed Board's Nominees or former trustees of the named Defendant Fund. The plaintiff in each case seeks class action status on behalf of those who purchased shares of the respective Defendant Fund during a particular time period. The complaints against the Defendant Funds raise claims under federal securities laws to the effect that, among other things, the disclosure documents of the respective Defendant Fund contained misrepresentations and omissions, that such Defendant Fund's investment policies were not followed, and that such Defendant Fund and the other defendants violated federal securities laws and regulations and certain state laws. The plaintiffs seek unspecified damages, equitable relief and an award of attorneys' fees and litigation expenses.

     A complaint brought in state court against the Manager, the Distributor and another subsidiary of the Manager (but not against any Fund), on behalf of the Oregon College Savings Plan Trust alleges a variety of claims, including breach of contract, breach of fiduciary duty, negligence and violation of state securities laws. Plaintiffs seek compensatory damages, equitable relief and an award of attorneys' fees and litigation expenses.

     Other complaints have been filed in state and federal courts, by investors who made investments through an affiliate of the Manager, against the Manager and certain of its affiliates, regarding the alleged investment fraud perpetrated by Bernard Madoff and his firm ("Madoff"). Those lawsuits, in 2008 and 2009, allege a variety of claims, including breach of fiduciary duty, fraud, negligent misrepresentation, unjust enrichment, and violation of federal and state securities laws and regulations, among others. They seek unspecified damages, equitable relief and an award of attorneys' fees and litigation expenses. None of the suits have named the Distributor, any of the Oppenheimer mutual funds or any of their independent Trustees or Directors. None of the Oppenheimer funds invested in any funds or accounts managed by Madoff.

     The Manager believes that the lawsuits described above are without legal merit and intends to defend them vigorously. The Defendant Funds' Boards of Trustees have also engaged counsel to defend the suits vigorously on behalf of those Funds, their boards and the individual independent Trustees named in those suits. While it is premature to render any opinion as to the likelihood of an outcome in these lawsuits, or whether any costs that the Defendant Funds may bear in defending the suits might not be reimbursed by insurance or the Manager, the Manager believes that these suits should not have any material effect on the operations of the Defendant Funds and that the outcome of all of the suits together should not impair the ability of the Manager or the Distributor to perform their respective duties to the Defendant Funds, and that the outcome of all of the suits together should not have any material effect on the operations of any of the Oppenheimer Funds.

     IF YOU DO NOT WISH TO CHANGE YOUR VOTE, YOU SHOULD DO NOTHING. You may revoke a previously granted proxy at any time before it is exercised by (1) Internet by visiting the website listed on the enclosed Meeting Notice (2) delivering a written notice to the Fund c/o The Altman Group, Mutual Fund Vote Processing, 60 East 42nd Street, Suite 916, New York NY 10165, expressly revoking your proxy, (3) signing and forwarding to the Fund a later-dated proxy, or (4) attending the Meeting and casting your votes in person if you are a record owner. Granted proxies typically will be voted at the final meeting, but may be voted at an adjourned meeting if appropriate. Please be advised that the deadline for revoking your proxy by telephone or the internet is 3:00 P.M. (ET) on June 24, 2009, the last business day before the adjourned meeting date of June 25, 2009. The Proxy Statement and this Supplement are available at the website listed on the Meeting Notice, which also includes information about requesting proxy materials.